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                                                                    Exhibit 99.a


                                Financial News
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ONEOK, Inc.                                Contact:  Weldon Watson, 918/588-7158
P.O. Box 871
Tulsa, OK 74102-0871                      For Immediate Release:  March 31, 2000



             ONEOK CLOSES SALE OF INTEREST IN NEW MEXICO GAS PLANT
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     Tulsa, Oklahoma - ONEOK, Inc. (NYSE:OKE), closed today on the previously announced sale of its 42.3 percent interest in the Indian Basin Gas Processing Plant and gathering system for $55 million to El Paso Field Services Company, a business unit of El Paso Energy Corporation (NYSE:EPG). ONEOK acquired its interest in the plant, located in Eddy County, New Mexico, when it acquired the natural gas properties of Western Resources.

   David Kyle, ONEOK's president and chief operating officer, said that the plant was not strategic to ONEOK's existing assets. "As we have in the past, we will exit those areas that no longer represent strategic value and focus our efforts on those strategic assets that strengthen and complement our growing marketing and trading capabilities," Kyle said.

     ONEOK, Inc., is an integrated natural gas company involved in production, processing, gathering, storage and transmission in the mid-continent areas of the United States. The company's natural gas marketing operations provide service to customers in 25 states. The company is also the largest natural gas distributor in Kansas and Oklahoma, operating as Kansas Gas Service and Oklahoma Natural Gas Company, serving 1.4 million customers.

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     Statements contained in this release that include company expectations or predictions are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Any additional information regarding factors that could cause actual results to materially differ may be found in the company's Securities and Exchange Commission filings. The ONEOK web site is at Service area maps and logos are available under Media Kit.


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